UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 4, 2015
Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) took certain action regarding executive compensation.

The Compensation Committee approved the Company’s 2015 annual cash incentive plan, under which awards may be made to employees at the level of director or above. As a part of the 2015 annual cash incentive plan, the Committee made annual incentive compensation opportunity awards (the “Opportunity Awards”) to the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel (collectively, the “Executive Officers”), and to certain other employees. Payments pursuant to these Opportunity Awards will be made, or not, after the Company’s results for 2015 are determined.

2015 Annual Incentive Compensation Plan

Under the 2015 annual incentive compensation plan, the Compensation Committee approved threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the Executive Officers are eligible to receive under the Opportunity Awards.

The level of the Opportunity Award that each of the Executive Officers is eligible to receive will depend upon the Company’s 2015 Funds From Operations (“FFO”) per share and, if and to the extent that the Committee so determines, other performance metrics. FFO is a commonly used measure of operating performance and profitability in the real estate industry, and the Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts. FFO is the core corporate performance measure used to determine the level of the Opportunity Awards, and will be the primary metric used in determining the amount of the Opportunity Award payments. The Compensation Committee has the authority under the Opportunity Awards to adjust the threshold, target and outperformance levels for FFO if, in its judgment, such adjustment is appropriate in view of the performance of the Company during 2015. If the Compensation Committee determines to utilize one or more other performance metrics, then the Company’s performance relative to such factors as determined by the Compensation Committee would be an additional basis for determining a portion of the amount of the Opportunity Award payment.

The following table sets forth the Opportunity Award threshold, target and outperformance levels for the Executive Officers under the 2015 annual incentive compensation plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Title	Threshold	Target	Outperformance

Joseph F. Coradino	50%	125%	200%
Robert F. McCadden	30%	60%	120%
Bruce Goldman	30%	60%	120%

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 10, 2015	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

3